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Priority Technology Holdings, Inc. Announces Third Quarter 2021 Financial Results
Strong Third Quarter Financial Performance
Completion of Finxera Acquisition Creates Premier Payment Solutions that Collect, Store and Send Money
ALPHARETTA, GA – November 15, 2021 -- Priority Technology Holdings, Inc. (NASDAQ: PRTH) ("Priority" or the "Company"), a leading payments technology company building innovative payment solutions that collect, store and send money to power modern commerce, today announced its third quarter 2021 financial results.
Highlights of Consolidated Results
Third Quarter 2021, Compared with Third Quarter 2020
Financial highlights of third quarter 2021 compared with third quarter 2020, are as follows (gross profit, gross profit margin, and adjusted EBITDA are non-GAAP measures1):
•Revenue2 of $132.5 million increased 21.6% from $109.0 million.
•Gross profit of $39.7 million increased 16.8% from $34.0 million.
•Gross profit margin of 30.0% decreased from 31.2%.
•Operating Income of $8.3 million increased 17.2% from $7.0 million.
•Net loss of $0.5 million compares with net income of $85.7 million, which included a one-time $94.9 million after tax gain on sale of a business in third quarter 2020.
•Diluted loss per share of $0.09 compares with diluted earnings per share of $0.60, which included $0.74 diluted earnings per share from the one-time gain on sale of a business in the third quarter 2020.
•Adjusted EBITDA1,3 of $23.6 million increased 20.0% from $19.6 million.
"We delivered exceptional third quarter results, driven by impressive growth in our Consumer segment and strong demand in our Commercial and Integrated Partners businesses,” said Tom Priore, Chairman and Chief Executive Officer of Priority. “We now offer an unmatched suite of payment solutions to collect, store and send money on a single technology platform in several strategic, high-growth verticals.

Priority is built for the future of payments and is better positioned than ever to deliver long-term value for shareholders."
Updated Full Year 2021 Financial Guidance
The Company has updated its outlook for full year 2021 to include the forecasted post-acquisition contribution from Finxera, as follows:
•Revenue is forecast to range between $500 to $520 million.
•Adjusted EBITDA1 (a non-GAAP measure) is forecast to range between $94 to $98 million.

(1)See "Non-GAAP Financial Measures" and the reconciliations of Gross Profit, Gross Profit Margin, and Adjusted EBITDA to their most comparable GAAP measures, and the calculation of Total Net Leverage Ratio as of September 30, 2021 provided below for additional information.
(2)Revenue in the third quarter of 2021 includes $3.0 million from the Finxera business, acquired on September 17, 2021. Revenue in the third quarter of 2020 includes $3.9 million from the RentPayment business, disposed on September 22, 2020.
(3)Adjusted EBITDA in the third quarter of 2021 includes $2.0 million from the Finxera business, acquired on September 17, 2021. Adjusted EBITDA in the third quarter of 2020 includes $2.6 million from the RentPayment business, disposed on September 22, 2020.
Conference Call
Priority's leadership will host a conference call on Monday, November 15, 2021 at 11:00 a.m. EST to discuss its third quarter financial results and business developments. Participants can access the call by Phone: US/Canada: (877) 501-3161 or International: (786) 815-8443.
Internet webcast link and accompanying slide presentation can be accessed at https://edge.media-server.com/mmc/p/jv75rtyj and will also be posted in the Investor Relations section of the Company's website at www.PRTH.com. An audio replay of the call will be available shortly after the conference call until November 18, 2021 at 1:30 pm Eastern Time. To listen to the audio replay, dial (855) 859-2056 or (404) 537-3406 and enter conference ID number 8288381. Alternatively, you may access the webcast replay in the Investor Relations section of the Company's website at www.PRTH.com.
Non-GAAP Financial Measures
This communication includes certain non-GAAP financial measures that we regularly review to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions. We believe these non-GAAP measures help to illustrate the underlying financial and business trends relating to our results of operations and comparability between current and prior periods. We also use these non-GAAP measures to establish and monitor operational goals. However, these non-GAAP measures are not superior to or a substitute for prominent measurements calculated in accordance with GAAP. Rather, the non-GAAP measures are meant to be a complement to understanding measures prepared in accordance with GAAP.
Gross Profit and Gross Profit Margin

The Company's non-GAAP gross profit metric represents revenues less costs of services. Gross profit margin is gross profit divided by revenues. We review these non-GAAP measures to evaluate our underlying profit trends. The reconciliation of gross profit to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2021	2020
Revenues	$132,542	$108,962
Costs of Services	92,833	74,971
Gross Profit	$39,709	$33,991

Gross Profit Margin	30.0%	31.2%

EBITDA, Adjusted EBITDA and Consolidated Adjusted EBITDA
EBITDA and adjusted EBITDA are performance measures. EBITDA is earnings before interest, income tax, and depreciation and amortization expenses ("EBITDA"). Adjusted EBITDA begins with EBITDA but further excludes certain non-cash costs, such as stock-based compensation and the write-off of the carrying value of investments or other assets, as well as debt extinguishment and modification expenses and other expenses and income items considered non-recurring, such as acquisition integration expenses, certain professional fees, and litigation settlements. Consolidated adjusted EBITDA, which is a liquidity measure used in determining our total net leverage ratio, is adjusted EBITDA further adjusted for items specified in the definition of consolidated adjusted EBITDA within our debt agreements, which include the pro-forma impact of acquisitions and dispositions and other specified adjustments. We review the non-GAAP adjusted EBITDA measure to evaluate our business and trends, measure our performance, prepare financial projections, allocate resources, and make strategic decisions.
We review the non-GAAP consolidated adjusted EBITDA to evaluate compliance with our total net leverage ratio at each measurement period. The reconciliation of adjusted EBITDA to its most comparable GAAP measure is provided below:

	(in thousands)
	Three Months Ended September 30,
	2021	2020
Net loss (GAAP)	$(549)	$40,392
Interest expense	8,155	13,471
Income tax expense	790	13,737
Depreciation and amortization	12,330	10,251
EBITDA (Non-GAAP)	20,726	77,851
Gain on sale of NCIs		(62,091)
Non-cash stock-based compensation	935	601
Selling, general and administrative	1,901	1,751
Debt extinguishment and modification costs	—	1,523
Adjusted EBITDA (Non-GAAP)	$23,562	$19,635

Reconciliation of Adjusted EBITDA to Consolidated Adjusted EBITDA for the last twelve months ended September 30, 2021 and the calculation of the Total Net Leverage Ratio at September 30, 2021 are provided below:

Adjusted EBITDA (Non-GAAP)	$80,812

Other adjustments	1,759
Pro forma impact of acquisitions	65,274
Consolidated Adjusted EBITDA (Non-GAAP)	$147,845

Consolidated Total Debt at September 30, 2021:
Current portion of long-term debt	$6,200
Long-term debt, net of current portion	619,957
Unamortized discounts and costs	22,293
648,450
Less unrestricted cash	(16,974)
Consolidated Net Debt	$631,476

Total Net Leverage Ratio	4.27x

Further detail of certain of these adjustments, and where these items are recorded in our consolidated statements of operations, is provided below:

	Three Months Ended September 30,
(in thousands)	2021	2020	Segment

Selling, general and administrative expense:
Litigation settlement recoveries	—	(801)	Corporate
Certain legal fees and expenses	932	560	Corporate
Professional, accounting and consulting fees	383	—	Corporate
Acquisition transition services	—	1,012	Integrated Partners
Intangible carrying value adjustment	—	980	Consumer
Other	586	—	Corporate
	$1,901	$1,751

Salary and employee benefit expense:
Non-cash stock-based compensation	$94	$111	Consumer
Non-cash stock-based compensation	16	30	Commercial
Non-cash stock-based compensation	1	2	Integrated Partners
Non-cash stock-based compensation	824	458	Corporate
	$935	$601

Other income, net:
Debt extinguishment and modification costs	—	$(1,523)
Gain on sale of business	—	107,239
Attributable to NCIs	—	(45,148)
	$—	$60,568
Priority does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of the information needed to calculate reconciling items and due to the variability, complexity and limited visibility of the adjusting items that would be excluded from the non-GAAP financial measures in future periods. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis as that would require estimates for various cash and non-cash reconciling items that would be difficult to predict with reasonable accuracy. For example, stock-based compensation expense would be difficult to estimate because it depends on the Company's future hiring and retention needs, as well as the future fair market value of the Company's common stock, all of which are difficult to predict and subject to constant change. As a result, the Company does not believe that a GAAP reconciliation would provide meaningful supplemental information about the Company's outlook.

About Priority Technology Holdings, Inc.
Priority is a payments powerhouse driving the convergence of payments and banking. The company has built a single platform to collect, store, and send money that operates at scale. We help our customers take and make payments while managing business and consumer operating accounts to monetize payment networks. Our tailored, agile technology powers high-value, payments products bolstered by our industry-leading personalized support. Additional information can be found at www.PRTH.com.
Forward-Looking Statements
This press release contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future financial and operating results, our plans, objectives, expectations and intentions with respect to future operations, products and services, and other statements identified by words such as "may," "will," "should," "anticipates," "believes," "expects," "plans," "future," "intends," "could," "estimate," "predict," "projects," "targeting," "potential" or "contingent," "guidance," "outlook" or words of similar meaning. These forward-looking statements include, but are not limited to, Priority Technology Holdings, Inc.'s ("Priority," "we," "our," or "us") 2021 outlook and statements regarding our market and growth opportunities. Such forward-looking statements are based upon the current beliefs and expectations of our management and are inherently subject to significant business, economic and competitive risks, trends and uncertainties that could cause actual results to differ materially from those projected, expressed, or implied by such forward-looking statements. These forward-looking statements may include, but are not limited to, statements about the effects of the COVID-19 pandemic on our revenues and financial operating results. Our actual results could differ materially, and potentially adversely, from those discussed or implied herein.
We caution that it is very difficult to predict the impact of known factors, and it is impossible for us to anticipate all factors that could affect our actual results. All forward-looking statements are expressly qualified in their entirety by these cautionary statements. You should evaluate all forward-looking statements made in this press release in the context of the risks and uncertainties disclosed in our SEC filings, including our most recent Annual Report on Form 10-K filed with the SEC on March 31, 2021. These filings are available online at www.sec.gov or www.PRTH.com.
We caution you that the important factors referenced above may not contain all of the factors that are important to you. In addition, we cannot assure you that we will realize the results or developments we expect or anticipate or, even if substantially realized, that they will result in the consequences we anticipate or affect us or our operations in the way we expect. You are cautioned not to place undue reliance on forward-looking statements as a predictor of future performance. The forward-looking statements included in this press release are made only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law. If we do update one or more forward-looking statements, no inference should be made that we will make additional updates with respect to those or other forward-looking statements. We qualify all of our forward-looking statements by these cautionary statements.

Priority Technology Holdings, Inc.
Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share amounts)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Revenue	$132,542	$108,962	$370,853	$298,251

Operating Expenses
Costs of services	92,833	74,971	264,527	203,733
Salary and employee benefits	11,909	10,010	31,808	29,695
Depreciation and amortization	12,330	10,251	32,123	30,886
Selling, general and administrative	7,220	6,688	22,213	19,305
Total operating expenses	124,292	101,920	350,671	283,619
Operating Income	8,250	7,042	20,182	14,632

Other (expenses) income
Interest expense	(8,155)	(13,471)	(24,608)	(35,454)
Debt extinguishment and modification costs	—	(1,523)	(8,322)	(1,899)
Gain on sale of business	—	107,239	—	107,239
Other income, net	146	190	92	414
Total other (expenses) income, net	(8,009)	92,435	(32,838)	70,300
Income (loss) before income taxes	241	99,477	(12,656)	84,932
Income tax expense	790	13,737	49	12,919
Net (loss) income	(549)	85,740	(12,705)	72,013
Dividends and accretion attributable to redeemable senior preferred stockholders	(5,813)	—	(9,724)	—
Non-controlling interest preferred unit redemptions	—	—	(10,777)	—
Less net income attributable to redeemable non-controlling interests and redeemed non-controlling interests	—	(45,348)	—	(45,348)
Net (loss) income attributable to common stockholders	$(6,362)	$40,392	$(33,206)	$26,665

(Loss) earnings per common share:
Basic and diluted	$(0.09)	$0.60	$(0.48)	$0.40

Weighted-average common shares outstanding:
Basic and diluted	71,979	67,167	69,689	67,114

Priority Technology Holdings, Inc.
Unaudited Condensed Consolidated Balance Sheets

(in thousands)	September 30, 2021	December 31, 2020
Assets
Current assets:
Cash	$16,974	$9,241
Restricted cash	17,258	78,879
Accounts receivable, net of allowance	52,651	41,321
Prepaid expenses and other current assets	13,331	3,500
Current portion of notes receivable, net of allowance	152	2,190
Settlement assets and customer account balances	480,315	753
Total current assets	580,681	135,884

Notes receivable, less current portion	3,977	5,527
Property, equipment, and software, net	24,915	22,875
Goodwill	372,702	106,832
Intangible assets, net	346,695	98,057
Deferred income taxes, net	3,462	46,697
Other non-current assets	2,752	1,957
Total assets	$1,335,184	$417,829

Liabilities, Redeemable Senior Preferred Stock and Stockholders' Deficit
Current liabilities:
Accounts payable and accrued expenses	$42,103	$29,821
Accrued residual commissions	27,984	23,824
Customer deposits and advance payments	3,597	2,883
Current portion of long-term debt	6,200	19,442
Settlement and customer account obligations	489,326	72,878
Total current liabilities	569,210	148,848

Long-term debt, net of current portion, discounts and debt issuance costs	619,957	357,873
Other non-current liabilities	14,111	9,672
Total long-term liabilities	634,068	367,545

Total liabilities	1,203,278	516,393

Senior preferred stock	205,318	—

Stockholders' deficit:
Preferred stock	—	—
Common stock	77	68
Additional paid-in capital	44,640	5,769
Treasury stock, at cost	(3,411)	(2,388)
Accumulated deficit	(114,718)	(102,013)
Total stockholders' deficit	(73,412)	(98,564)

Total liabilities, senior preferred stock and stockholders' deficit	$1,335,184	$417,829

Priority Technology Holdings, Inc.
Unaudited Condensed Consolidated Statements of Cash Flows

(in thousands)	Nine Months Ended September 30,
	2021	2020
Cash flows from operating activities:
Net (loss) income	$(12,705)	$72,013
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Gain and transaction costs recognized on sale of business	—	(111,611)
Depreciation and amortization of assets	32,123	30,886
Stock-based compensation	2,349	1,627
Amortization of debt issuance costs and discounts	1,607	1,798
Write off of deferred loan costs and discount	2,580	1,523
Deferred income tax (benefit) provision	(160)	6,695
Payment-in-kind interest	(23,715)	6,643
Impairment charges for intangible asset	—	980
Other non-cash items, net	(39)	211
Change in operating assets and liabilities:
Accounts receivable	(10,847)	(3,962)
Prepaid expenses and other current assets	(1,947)	(296)
Income taxes (receivable) payable	(1,541)	6,026
Notes receivable	(190)	(398)
Accounts payable and other accrued liabilities	9,192	287
Customer deposits and advance payments	713	(1,479)
Other assets and liabilities, net	13	(512)
Net cash (used in) provided by operating activities	(2,567)	10,431

Cash flows from investing activities:
Acquisition of business, net of cash acquired	(407,129)	—
Proceeds from sale of business	—	179,416
Additions to property, equipment and software	(7,530)	(6,011)
Acquisitions of intangible assets	(48,219)	(4,415)
Net cash used in (provided by) investing activities	(462,878)	168,990

Cash flows from financing activities:
Proceeds from issuance of long-term debt, net of issue discount	607,318	—
Debt issuance and modification costs paid	(9,073)	(2,749)
Repayments of long-term debt	(359,875)	(109,505)
Borrowings under revolving credit facility	30,000	7,000
Repayments under revolving credit facility	—	(7,505)
Proceeds from issuance of senior preferred equity, net of issue discount	219,062	—
Senior preferred equity issuance fees and costs	(8,098)	—
Redemption of redeemable non-controlling interest of subsidiary	—	(5,654)
Repurchases of common stock	(1,023)	—
Dividends paid to senior preferred stockholders	(4,015)	—
Profit distributions to redeemable non-controlling interest of subsidiary	(814)	(45,348)
Proceeds from exercise of stock options	1,190	—
Settlement and customer accounts obligations, net	396,338	(7,295)
Net cash provided by (used in) financing activities	871,010	(171,056)

Net change in cash and cash equivalents, and restricted cash:
Net increase in cash and cash equivalents, and restricted cash	405,565	8,365
Cash and cash equivalents, and restricted cash at beginning of period	88,120	50,465
Cash and cash equivalents, and restricted cash at end of period	$493,685	$58,830

PRIORITY TECHNOLOGY HOLDINGS, INC.
Reportable Segments' Results
Unaudited

(in thousands)	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Consumer Payments:
Revenue	$124,027	$99,301	$352,045	$267,039
Operating expenses	109,371	88,203	309,578	241,519
Operating income	$14,656	$11,098	$42,467	$25,520
Operating margin	11.8%	11.2%	12.1%	9.6%
Depreciation and amortization	$10,971	$8,481	$29,847	$25,721

Key indicators:
Merchant bankcard processing dollar value	$13,817,001	$11,235,068	$39,564,898	$30,632,724
Merchant bankcard transaction volume	151,524	122,623	429,610	334,896

Commercial Payments:
Revenue	$4,181	$4,995	$11,722	$17,017
Operating expenses	4,210	4,826	12,139	15,609
Operating (loss) Income	$(29)	$169	$(417)	$1,408
Operating margin	(0.7)%	3.4%	(3.6)%	8.3%
Depreciation and amortization	$73	$77	$220	$231

Key indicators:
Merchant bankcard processing dollar value	$86,855	$58,304	$225,373	$195,229
Merchant bankcard transaction volume	54	24	140	70

Integrated Partners:
Revenue	$4,334	$4,666	$7,086	$14,195
Operating expenses	3,114	4,413	5,609	12,729
Operating income	$1,220	$253	$1,477	$1,466
Operating margin	28.1%	5.4%	20.8%	10.3%
Depreciation and amortization	$1,017	$1,403	$1,222	$4,048

Key indicators:
Merchant bankcard processing dollar value	$13,832	$105,537	$38,256	$352,144
Merchant bankcard transaction volume	160	371	390	1,207

Operating income of reportable segments	$15,847	$11,520	$43,527	$28,394
Less: Corporate expense	(7,597)	(4,478)	(23,345)	(13,762)
Consolidated operating income	$8,250	$7,042	$20,182	$14,632
Corporate depreciation and amortization	$269	$290	$834	$886

Key indicators:
Merchant bankcard processing dollar value	$13,917,688	$11,398,909	$39,828,527	$31,180,097
Merchant bankcard transaction volume	151,738	123,018	430,140	336,173